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Exhibit 10.3

CONSENT RESOLUTIONS
OF THE ADMINISTRATIVE COMMITTEE
OF THE
THE HOME DEPOT FUTUREBUILDER
AND
THE MAINTENANCE WAREHOUSE FUTUREBUILDER

        The undersigned, being all of the members of the Administrative Committee (the "Committee") of The Maintenance Warehouse FutureBuilder Plan (the "MW Plan") and The Home Depot FutureBuilder Plan (the "FutureBuilder Plan"), hereby consent to the following actions being taken and the following resolution being adopted, without a meeting of the Committee, and hereby direct that this written consent be filed in the Committee's records.

        WHEREAS, the Committee wishes to merge the MW Plan into the FutureBuilder Plan effective as of July 1, 2004 (the "Effective Date");

        BE IT IS RESOLVED, that

  (a)
  On the Effective Date, the MW Plan is merged into and is a part of the FutureBuilder Plan, and each participant's account under the MW Plan is an account under the FutureBuilder Plan.

  (b)
  Immediately after the Effective Date, each Participant shall have a balance in the FutureBuilder Plan equal to the sum of the balances each such participant had in the MW Plan and in the FutureBuilder Plan immediately prior to the Effective Date.

  (c)
  On the Effective Date all assets and liabilities of the MW Plan shall be assets and liabilities of the FutureBuilder Plan, and, as soon as practicable thereafter, the name under which the MW Plan assets are held shall be changed to the Trustee under the FutureBuilder Plan.

  (d)
  All elections, designations and other exercises of rights and privileges by participants with respect to accounts under the MW Plan shall be deemed effective and applicable with respect to such accounts under the FutureBuilder Plan, until changed in accordance with the FutureBuilder Plan.

  (e)
  Any forfeitures from MW Plan accounts, arising after the Effective Date shall be allocated in accordance with the FutureBuilder Plan.

  (f)
  In no event shall the merger of the MW Plan into the FutureBuilder Plan (1) result in any reduction or elimination of any benefits protected under section 411(d)(6) of the Internal Revenue Code, except to the extent permitted thereunder, or (2) operate to accelerate any participant's vested interest in any of the participant's accounts.

  (g)
  Any employee who has satisfied the requirements for participation under the MW Plan on the Effective Date and who is employed by Home Depot on the Effective Date, shall be a participant in the FutureBuilder Plan on the Effective Date, and any other employee shall become a participant in the FutureBuilder Plan upon satisfaction of the FutureBuilder Plan's participation requirements.

  (h)
  Any member of the Committee is authorized and directed to execute an amendment and restatement of the FutureBuilder Plan to reflect the merger, and to take such other actions, including the adoption of amendments, and the execution and filing of such documents and certificates as he or she may deem necessary or desirable to implement this Resolution.

        This Written Consent may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one document, and the signature of any member to any counterpart shall be deemed to be a signature to, and may be appended to any other counterpart.

        IN WITNESS WHEREOF, the members of the Administrative Committee have executed this resolution effective July 1, 2004.

/s/ ILEANA L. CONNALLY Ileana L. Connally
/s/ TIMOTHY M. CROW Timothy M. Crow
/s/ FRANK L. FERNANDEZ Frank L. Fernandez
/s/ CAROL B. TOMÉ Carol B. Tomé

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  Exhibit 10.3